UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2012
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 7, 2012, the Corporate Governance and Compensation Committee (the “Committee”) of the Board of Directors of Post Holdings, Inc. (the “Company”) approved a new form of award agreement which will be used for grants of restricted stock units which will be settled in cash. The form of cash-settled restricted stock unit agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Also effective August 7, 2012, the Committee approved a new form of management continuity agreement which is intended to promote stability and continuity of senior management in the event of an actual or anticipated change of control. Under the agreement, a key executive may receive (i) a lump sum severance payment (up to three years of base salary), (ii) a lump sum payment equal to the actuarial value of continued participation in certain benefit plans, (iii) a lump sum cash payment equal to the difference between the present value of the participant's actual benefits under our retirement plan and the supplemental retirement plan and what the participant would have been entitled to if he or she had remained employed, (iv) outplacement assistance and (v) reimbursement for certain litigation expenses. The form of management continuity agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits

Number	Description
Exhibit 10.1	Form of cash-settled restricted stock unit agreement
Exhibit 10.2	Form of management continuity agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2012	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of cash-settled restricted stock unit agreement
10.2	Form of management continuity agreement